UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

W.W. GRAINGER, INC.

(Exact name of Registrant as Specified in Charter)

Illinois	1-5684	36-1150280
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 535-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 16, 2016, W.W. Grainger, Inc. (the “Company”) issued $400,000,000 of its 3.75% Senior Notes due 2046 (the “Notes”) upon completion of a public offering .  The Notes were issued pursuant to an indenture, dated as of June 11, 2015, as supplemented by a second supplemental indenture, dated as of May 16, 2016, between the Company and U.S. Bank National Association, as trustee.

The Notes are senior unsecured obligations of the Company and will mature on May 15, 2046.  Interest on the Notes is payable semi-annually on May 15 and November 15, beginning on November 15, 2016.

Prior to November 15, 2045, the Company may redeem the Notes in whole at any time or in part from time to time at a “make-whole” redemption price calculated by reference to the then current yield on a US treasury security with a maturity comparable to the remaining term of the Notes plus 20 basis points, together with accrued and unpaid interest, if any, to the redemption date. On or after November 15, 2045, the company may redeem the Notes in whole at any time or in part from time to time at 100% of their principal amount, together with accrued and unpaid interest, if any, to the redemption date. Additionally, if the Company experiences specific kinds of changes of control, it will be required to make an offer to purchase the Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (Registration No. 333-203444), filed with the Securities and Exchange Commission on April 16, 2015, relating to the Notes offered pursuant to the Prospectus Supplement, dated May 9, 2016.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of May 9, 2016, among W.W. Grainger, Inc. and Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Second Supplemental Indenture, dated as of May 16, 2016, between W.W. Grainger, Inc., and U.S. Bank National Association, as trustee.

4.2	Form of 3.75% Senior Notes due 2046 (included in Exhibit 4.1).

5.1	Opinion of Mayer Brown LLP, counsel for W.W. Grainger, Inc., as to the validity of the Notes.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016

W.W. GRAINGER, INC.

	By:	/s/ Ronald L. Jadin
Ronald L. Jadin
Senior Vice President and Chief Financial Officer